UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 30, 2025
iRhythm Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-37918	20-8149544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
699 8th Street, Suite 600
San Francisco, California 94103
(Address of principal executive office) (Zip Code)
(415) 632-5700
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	IRTC	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement

The information set forth under Item 5.02 regarding the amendment and restatement of the Executive Change in Control and Severance Policy is incorporated by reference into this Item 1.01.

Item 2.02. Results of Operations and Financial Condition.

On October 30, 2025, iRhythm Technologies, Inc. issued a press release regarding its financial results for the third quarter ended September 30, 2025. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.
The information in this Item 2.02, including Exhibit 99.1 to this Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information contained in this Item 2.02 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any other filing under the Exchange Act or under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Executive Change in Control and Severance Policy

On October 29, 2025, the Board of Directors, upon the recommendation of the Compensation and Human Capital Resources Committee of the Board of Directors, of iRhythm Technologies, Inc. (the “Company”) approved the amendment and restatement of the Company’s existing Executive Change in Control and Severance Policy (the “Existing Policy” and, as restated, the “Restated Policy”). The Restated Policy was approved to make certain enhancements in the event of certain qualifying terminations of employment, both outside of and in connection with a change in control of the Company, to better align with market practices and to preserve the intended retentive and incentive purposes of the policy. The Restated Policy is summarized below.

The Restated Policy provides for certain severance payments and benefits to be provided to a participant in the event such participant’s employment is terminated under specified circumstances as set forth in the Restated Policy, subject to the participant satisfying certain conditions, including the delivery of a release of all claims in favor of the Company. Participants under the Restated Policy include all Vice Presidents and above, including the Company’s named executive officers currently employed by the Company: Quentin Blackford, the Chief Executive Officer, Daniel Wilson, the Chief Financial Officer, Patrick Murphy, the Chief Business Officer and Chief Legal Officer, Chad Patterson, the Chief Commercial & Product Officer, and Minang (Mintu) Turakhia, M.D., M.S., the Chief Medical and Scientific Officer, and EVP, Advanced Technologies.

If a participant experiences either a termination without “Cause” or a resignation for “Good Reason” (each, as defined in the Restated Policy, and either referred to as a “Qualifying Termination”) outside of the time period commencing on a change in control and ending 24 months after a change in control (the “CIC Period”), the Company shall provide the participant with a payment equal to a number of months of base salary plus the target bonus percentage for the year in which the Qualifying Termination occurs, and a number of months of COBRA coverage, each as described in the table below. No vesting acceleration of then-outstanding time-based equity awards is provided under the Restated Policy upon a Qualifying Termination outside of the CIC Period.

Participant	Salary (# of Mos.)	Target Bonus (%)	COBRA (# Mos.)
Chief Executive Officer	18	150%	18
Chief Financial Officer Chief People Officer Executive Vice Presidents	12	100%	12
Senior Vice Presidents Vice Presidents	6	50%	6

If a participant experiences a Qualifying Termination during the CIC Period, the Company shall provide the participant with a payment equal to a number of months of base salary plus the target bonus percentage for the year in which the Qualifying Termination occurs, a number of months of COBRA coverage and full vesting acceleration of then-outstanding time-based equity awards, each as described in the table below.

Participant	Salary (# of Mos.)	Target Bonus (%)	COBRA (# Mos.)	Equity Acceleration (%)*
Chief Executive Officer	24	200%	24	100%
Chief Financial Officer Chief People Officer Executive Vice Presidents	18	150%	15	100%
Senior Vice Presidents Vice Presidents	9	75%	9	100%

* In the case of an equity award with performance-based vesting, unless otherwise specified in the applicable equity award agreement governing such award, all performance goals and other vesting criteria will be deemed achieved at target.

The foregoing description of the Restated Policy is not complete and is qualified in its entirety by reference to the full text of the form of Restated Policy, which is filed as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release issued by iRhythm Technologies, Inc., dated as of October 30, 2025
10.1	Amended and Restated Executive Change in Control and Severance Policy, and related Participation Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRHYTHM TECHNOLOGIES, INC.

Date: October 30, 2025	By:	/s/ Daniel Wilson
Daniel Wilson
Chief Financial Officer